Exhibit 99.1
10x Genomics Reports Second Quarter 2020 Financial Results
PLEASANTON, Calif. August 11, 2020 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the second quarter ended June 30, 2020.
Recent Highlights
•Revenue was $42.9 million for the second quarter, representing a 23% decrease over the corresponding period in 2019, with the decline resulting from widespread customer lab closures related to the COVID-19 pandemic.
•Executed on our product development roadmap and launched several new products for our customers across both our Chromium and Visium platforms, including:
◦Targeted Gene Expression for our Chromium platform to enable scientists to focus their research on the cell types and biomarkers that matter most. Our Targeted Gene Expression product for Visium is planned for later this year;
◦Single-cell Multiome ATAC+Gene Expression for our Chromium platform to enable simultaneous analysis of epigenetic programming and gene expression across thousands to tens of thousands of cells in a single experiment;
◦Next-generation Immune Profiling product for our Chromium platform offering up to a 60 percent increase in gene detection sensitivity for a more comprehensive approach to simultaneously examine cellular heterogeneity of the immune system, T and B cell repertoire diversity, and antigen specificity at single cell resolution; and
◦Visium Spatial Gene Expression with Immunofluorescence, expanding Visium into multi-omics and allowing whole transcriptome spatial analysis and immunofluorescence protein detection to be performed in the same tissue.
•Launched the Visium Clinical Translational Research Network to improve and accelerate workflows related to assessing the spatial cellular relationship in clinical translational research studies and unveiled the first 45 members including GSK, Johns Hopkins Medical Institutions and Mass General Cancer Center.
“Due to the efforts and perseverance of the 10x team, we were able to successfully execute across the business and launch a number of breakthrough products in the face of significant challenges during the quarter,” said Serge Saxonov, Co-Founder and CEO of 10x Genomics. “While we may face continued near-term disruption related to the pandemic, recent events have reinforced the importance of mastering biology, and I am as confident as ever in our long-term opportunity.”
Second Quarter 2020 Financial Results
Revenue was $42.9 million for the three months ended June 30, 2020, a 23% decrease from $55.8 million for the three months ended June 30, 2019. This decline was a result of widespread customer lab closures related to the COVID-19 pandemic.
Gross margin was 77% for the second quarter of 2020, as compared to 73% for the corresponding prior year period. The increase in gross margin was driven primarily by lower accrued royalties related to ongoing litigation.
Operating expenses were $72.3 million for the second quarter of 2020, a 41% increase from $51.2 million for the three months ended June 30, 2019, primarily due to increased personnel-related expenses, including stock-based compensation.
Operating loss was $39.4 million for the second quarter of 2020, as compared to $10.4 million for the corresponding prior year period. This includes $13.9 million of stock-based compensation for the second quarter of 2020, as compared to $3.0 million for the second quarter of 2019.
Net loss was $40.2 million for the second quarter of 2020, as compared to a net loss of $10.9 million for the corresponding prior year period.
Cash and cash equivalents were $339.8 million as of June 30, 2020.

Update on Full Year 2020 Outlook
On April 9, 2020, 10x Genomics withdrew its annual revenue guidance for 2020 due to the evolving environment and continued uncertainties from the impact of COVID-19. The COVID-19 pandemic remains a highly fluid situation, and while the Company continues to monitor the recent developments related to the continued spread or potential resurgence of the pandemic, 10x Genomics is unable to reasonably estimate the impact it may have on near-term financials and operating results.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the second quarter 2020 financial results, business developments and outlook after market close on Tuesday, August 11, 2020 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xGenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including 97 of the top 100 global research institutions and 19 of the top 20 global pharmaceutical companies, and have been cited in over 1,200 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 775 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the potential impact of the COVID-19 outbreak on the company’s business operations, financial performance and results of operations as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$42,905	$55,819	$114,810	$109,397
Cost of revenue (1)	10,052	15,006	25,160	28,971
Gross profit	32,853	40,813	89,650	80,426
Operating expenses:
Research and development (1)	27,535	18,034	53,527	32,999
Selling, general and administrative (1)	44,416	32,571	94,803	59,464
Accrued contingent liabilities	322	570	624	1,360
Total operating expenses	72,273	51,175	148,954	93,823
Loss from operations	(39,420)	(10,362)	(59,304)	(13,397)
Other income (expense):
Interest income	125	242	1,443	505
Interest expense	(306)	(695)	(968)	(1,379)
Other expense (income), net	(144)	5	(240)	(141)
Loss on extinguishment of debt	—	—	(1,521)	—
Total other expense	(325)	(448)	(1,286)	(1,015)
Loss before provision for income taxes	(39,745)	(10,810)	(60,590)	(14,412)
Provision for income taxes	422	68	720	102
Net loss	$(40,167)	$(10,878)	$(61,310)	$(14,514)
Other comprehensive income:
Foreign currency translation adjustment	355	27	360	3
Comprehensive loss	$(39,812)	$(10,851)	$(60,950)	$(14,511)
Net loss per share, basic and diluted	$(0.41)	$(0.70)	$(0.63)	$(0.96)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	98,978,283	15,568,419	97,903,687	15,187,258
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$463	$58	$710	$90
Research and development	6,044	1,291	8,931	1,798
Selling, general and administrative	7,348	1,676	10,932	2,496
Total stock-based compensation expense	$13,855	$3,025	$20,573	$4,384

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$339,840	$424,166
Restricted cash	57,849	—
Accounts receivable, net	22,726	33,371
Inventory	21,758	15,270
Prepaid expenses and other current assets	9,411	8,033
Total current assets	451,584	480,840
Property and equipment, net	55,930	48,821
Restricted cash	6,001	52,327
Operating lease right-of-use assets	43,137	—
Other assets	26,150	23,935
Total assets	$582,802	$605,923
Liabilities and stockholders’ equity
Current liabilities:
Accrued contingent liabilities	$75,176	$—
Accounts payable	9,916	13,028
Accrued compensation and related benefits	10,276	12,394
Accrued expenses and other current liabilities	19,442	24,448
Term loans, current portion	—	9,882
Deferred revenue, current	3,432	3,297
Operating lease liabilities	3,938	—
Total current liabilities	122,180	63,049
Term loans, noncurrent portion	—	19,837
Accrued contingent liabilities	—	68,658
Accrued license fee, noncurrent	11,223	16,251
Deferred rent, noncurrent	—	16,120
Operating lease liabilities, noncurrent	55,228	—
Other noncurrent liabilities	2,902	1,925
Total liabilities	191,533	185,840
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized and 100,259,182 shares issued and outstanding as of June 30, 2020; 1,100,000,000, shares authorized and 96,241,596 shares issued and outstanding as of December 31, 2019	2	2
Additional paid-in capital	714,630	682,494
Accumulated deficit	(323,677)	(262,367)
Accumulated other comprehensive gain (loss)	314	(46)
Total stockholders’ equity	391,269	420,083
Total liabilities and stockholders’ equity	$582,802	$605,923
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